SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 24, 2002
                                                 ------------------


                         NATIONAL PENN BANCSHARES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Pennsylvania                  0-10957                23-2215075
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission          (I.R.S. Employer
     of incorporation)            File Number)             Ident. No.)


Philadelphia and Reading Avenues, Boyertown, PA               19512
--------------------------------------------------------------------------------
  (Address of principal executive office)                  (Zip Code)


Registrant's telephone number, including area code (215) 367-6001
                                                   ---------------


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.
----------------------

      Acquisition Agreement--FirstService Bank
      ----------------------------------------

      On September 24, 2002, National Penn Bancshares, Inc. ("NPB"), National Penn Bank, a wholly-owned subsidiary of NPB ("NP Bank"), and FirstService Bank ("FirstService") entered into an Agreement and Plan of Merger (the "Agreement") which provides, among other things, for the merger of FirstService with and into NP Bank, with NP Bank surviving the merger as a wholly-owned subsidiary of NPB (the "Merger").

      The Agreement provides for the exchange of .567 share of NPB common stock, plus $3.90 in cash, for each share of FirstService common stock. As of the date of the Agreement, there are 4,304,762 shares of FirstService common stock outstanding.

      * The exchange ratio is subject to adjustment if the average closing sale price of NPB common stock for the 20 trading-day period ending on the day 16 days before the date of the FirstService shareholders' meeting declines to less than $24.75 per share. In that event, the ratio would adjust to a ratio of .575 NPB share for each FirstService share, plus $3.90 in cash.

      * Should the average closing price of NPB common stock for the 20 trading-day period ending on the day 16 days before the date of the FirstService shareholders' meeting decline to less than $22.00 per share, FirstService would have the right to terminate the Agreement if that decline also was 5% more than the decline in an index of stock prices of a group of comparable Pennsylvania bank holding companies over the same time period, unless NPB chooses to increase the exchange ratio to .582 share for each FirstService share.

      * A decline in the average closing price of NPB common stock to less than $20.625 per share would permit FirstService to terminate the Agreement.

      The Agreement provides for the issuance of stock options for NPB common stock in substitution for stock options for FirstService common stock, to the extent the FirstService stock options remain outstanding on the closing date. The substitute options would reflect the final exchange ratio and otherwise be on the same terms and conditions as the FirstService options, all of which are fully vested and exercisable as of the date of the Agreement. There are options outstanding for 860,489 additional shares of FirstService common stock.

      The Merger is intended to be a tax-free exchange for FirstService shareholders to the extent they receive shares of NPB common stock. NPB and FirstService anticipate that closing of the Merger will occur in the first quarter of 2003.

      The Merger is subject to a number of conditions, including approval by the Office of the Comptroller of the Currency, and approval by the shareholders of FirstService. FirstService shareholder approval will require the affirmative vote of holders of two-thirds of the outstanding shares of FirstService common stock. The Merger does not require approval of NPB's shareholders.

      All directors of FirstService (collectively holding approximately 42.66% of the outstanding shares of FirstService common stock) have agreed (in letter agreements signed with NPB) to vote in favor of the Merger.

      The Agreement provides for FirstService immediately to pay NPB a cash fee of Five Million Dollars ($5,000,000.00) if FirstService fails to complete the transactions contemplated by the Agreement after the occurrence of one of the following events, if NPB is not in material breach of the Agreement:

      * A person or group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an affiliate of NPB:

            * Acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of FirstService common stock; or

            * Enters into an agreement, letter of intent or memorandum of understanding with FirstService pursuant to which such person or group or any affiliate of such person or group would:

                  *     Merge  or   consolidate,   or  enter  into  any  similar
                        transaction, with FirstService;

                  * Acquire all or substantially all of the assets or liabilities of FirstService; or

                  * Acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of FirstService common stock; or

      *     FirstService   authorizes,   recommends  or  publicly  proposes,  or
            publicly announces an intention to authorize, recommend or propose, an agreement, letter of intent or memorandum of understanding described immediately above; or

      * The FirstService shareholders vote but fail to approve the Merger at the FirstService Shareholders Meeting, or the FirstService Shareholders Meeting is cancelled, if prior to the shareholder vote or cancellation:

            * The FirstService Board of Directors shall have withdrawn or modified its recommendation that FirstService shareholders approve this Agreement; or

            * There has been an announcement by a person or group (as those terms are defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an affiliate of NPB, of an offer or proposal to acquire 10% or more of the FirstService common stock then outstanding, or to acquire, merge, or consolidate with FirstService, or to purchase all or substantially all of FirstService's assets; or

            * Any director or officer of FirstService or other person who has signed a letter agreement shall have failed to maintain continued ownership of, and to vote at the FirstService shareholders' meeting, the shares of FirstService common stock over which he or she exercises sole or shared voting power (as identified on his or her signed letter agreement), as required by such signed letter agreement.

      The foregoing description of the Agreement and the related letter agreements does not purport to be complete and is qualified in its entirety by reference to the Agreement and the form of letter agreement, which are filed herein as Exhibits 2.1 and 2.2, respectively.

      The Merger is expected to be accretive to National Penn's earnings in the second year. There are a variety of factors that could cause the actual results to differ materially from this forward-looking statement. These include, but are not limited to:

      * Expected cost savings from the Merger, including reductions in interest and non-interest expense, may not be fully realized or realized within the expected time- frame.

      * Revenues following the Merger may be lower than expected, or deposit attrition, operating costs, customer losses or business disruption following the Merger may be greater than expected.

      * Commercial loan growth following the Merger may be lower than expected.

      * Competitive pressures among banking and non-banking organizations may increase significantly.

      * Costs, difficulties or delays related to the integration of the businesses or systems of NPB and FirstService may be greater or longer than expected.

      * Changes in the interest rate environment may reduce interest margins.

      * General economic or business conditions, either nationally or in the region in which the combined company will be doing business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit.

      *     Legislation   or  regulatory   changes  may  adversely   affect  the
            businesses in which the combined company would be engaged

      *     Changes may occur in the securities markets.

      Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statement is included in NPB's quarterly report on Form 10-Q for 2nd quarter 2002 and may be included in subsequent reports filed by NPB with the Securities and Exchange Commission.

      Wayne R. Weidner--Exercise of Stock Options
      -------------------------------------------

      On September 26, 2002, Wayne R. Weidner, Chairman, President and Chief Executive Officer of National Penn Bancshares, Inc., exercised stock options and acquired 5,012 additional shares of National Penn common stock, increasing his ownership to approximately 47,550 shares, under a previously reported plan adopted in August 2002 pursuant to SEC Rule 10b5-1)(c). Under the plan, Mr. Weidner intends to exercise additional stock options and acquire approximately 5,000 more shares of National Penn common stock in October 2002.

Item 7.  Financial Statements and Exhibits.
-------------------------------------------

(c)  Exhibits.
     ---------

     2.1 -  Agreement  dated   September  24,  2002  between   National  Penn
            Bancshares, Inc., National Penn Bank, and FirstService Bank.

     2.2 - Form of Letter Agreement between FirstService Bank directors and National Penn Bancshares, Inc.

     99  -  Press release dated September 24, 2002 of National Penn Banchshares,
            Inc. (filed pursuant to Item 9 hereof).

Item 9.  Regulation FD Disclosure
---------------------------------

      On September 24, 2002, National Penn Bancshares, Inc. issued a press release concerning its proposed acquisition of FirstService Bank (discussed at Item 5 hereof). This press release is filed herein, as part of this Item 9, as
Exhibit 99.

                                    SIGNATURE
                                    ---------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NATIONAL PENN BANCSHARES, INC.


                                          By/s/Wayne R. Weidner
                                            ----------------------------------
                                               Wayne R. Weidner
                                               Chairman, President and
                                               Chief Executive Officer


Dated:  September 27, 2002

                                  EXHIBIT INDEX
                                  -------------


Exhibit Number                   Description
--------------                   -----------

        2.1 Agreement dated September 24, 2002 between National Penn Bancshares, Inc., National Penn Bank, and FirstService Bank.

        2.2 Form of Letter Agreement between FirstService Bank directors and National Penn Bancshares, Inc.

        99 Press release dated September 24, 2002 of National Penn Banchshares, Inc. (filed pursuant to Item 9 hereof).